Douglas W. Child, CPA

Marty D. Van Wagoner, CPA

J. Russ Bradshaw, CPA

William R. Denney, CPA

Russell E. Anderson, CPA

Scott L. Farnes

September 20, 2010

Cleopatra International Group, Inc.

(formerly Vibrosaun International, Inc.)

3884 East North Little Cottonwood Rd.,

Salt Lake City, Utah 84092

Re: Auditor relationship

Dear Audit Committee Chair:

This is to confirm to you that  the client-auditor relationship between Cleopatra

International Group, Inc. and Child, Van Wagoner & Bradshaw, PLLC has ceased effective September 20, 2010 when we received a draft copy of Form 8-K announcing our dismissal as well as a letter from your President announcing our dismissal.

Sincerely,

William R. Denney, Partner

1284 W. Flint Meadow Dr. #D

Kaysville, Utah 84037

Child, Van Wagoner, & Bradshaw, PLLC

Telephone 801.927.1337

Facsimile 801.927.1344

cc:  US Securities and Exchange Commission

5296 S. Commerce Dr. #300

Office of Chief Accountant

Salt Lake City, Utah 84107

Mail Stop # 7561

Telephone 801.281.4700

Facsimile 801.281.4701

100 F Street, NE

Washington, DC  20549

Suite A, 5/F

Max Share Centre

373 King’s Road

North Point, Hong Kong

Telephone 852.21.555.333

Facsimile 852.21.165.222

www.cpaone.net